                   BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
                                       and
                              HEALTH OPTIONS, INC.

                           PRESCRIPTION DRUG AGREEMENT

                                      with

                          Option Care Enterprises, Inc.
                                 d/b/a Option Med
                         100 Corporate North, Suite 212
                           Bannockburn, Illinois 60015






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                   BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
                                       and
                              HEALTH OPTIONS, INC.
                           PRESCRIPTION DRUG AGREEMENT

                                TABLE OF CONTENTS

       I.                      DEFINITIONS AND PARTIES                                     1
      II.                      INDEPENDENT RELATIONSHIP                                    4
     III.                      SERVICE AVAILABILITY                                        4
      IV.                      PROFESSIONAL JUDGEMENT                                      5
       V.                      GENERIC SUBSTITUTION AND DRUG FORMULARY COMPLIANCE          5
      VI.                      ON-LINE PROCESSING                                          5
     VII.                      REPRESENTATIONS OF PHARMACY                                 6
    VIII.                      TERM AND TERMINATION                                        6
      IX.                      PAYMENT TO PHARMACY                                         7
       X.                      COPAYMENTS; OTHER CHARGES                                   8
      XI.                      MEMBER NON-LIABILITY                                        8
     XII.                      COORDINATION OF BENEFITS                                    9
    XIII.                      INSURANCE                                                   9
     XIV.                      COOPERATION WITH COMPANIES                                  9
      XV.                      MEMBER GRIEVANCE RESOLUTION PROCEDURE(S)                   10
     XVI.                      DISPUTE RESOLUTION; ARBITRATION                            10
    XVII.                      LISTING, ADVERTISING AND PROMOTION                         11
   XVIII.                      MAINTENANCE AND INSPECTION OF RECORDS; CONFIDENTIALITY     11
     XIX.                      ACCESS TO MEDICAL RECORDS                                  12
      XX.                      ASSIGNMENT AND DELEGATION                                  12
     XXI.                      YEAR 2000 COMPLIANCE WARRANTY AND INDEMNIFICATION          12
    XXII.                      GENERAL PROVISIONS                                         13
   XXIII.                      NOTICES                                                    15
Exhibit "A"                    Pharmacy Locations
Exhibit "B"                    Performance Standards

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                   BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
                                       AND
                              HEALTH OPTIONS, INC.

                           PRESCRIPTION DRUG AGREEMENT

     THIS PRESCRIPTION DRUG AGREEMENT (the "Agreement", including by this reference any attached Exhibits) is made and entered into on the date or dates set forth on the signature page below by and between the parties described in
Article 1 of this Agreement.

     WHEREAS Blue Cross and Blue Shield of Florida, Inc. ("BCBSF") is operating as a health insurance company and Health Options, Inc. ("HEALTH OPTIONS") is operating as a state certified health maintenance organization in the state of Florida in accordance with applicable laws; and

     WHEREAS BCBSF and HEALTH OPTIONS offer certain Members programs for the purchase of prescription drugs (the Program); and

     WHEREAS, PHARMACY, is willing to participate in the Program as a supplier to Members of BCBSF and HEALTH OPTIONS (which organizations may be referred to collectively hereafter as "COMPANIES" or individually as "COMPANY") in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree to the following:

I. DEFINITIONS AND PARTIES

     The parties to this Agreement are:

     Blue Cross and Blue Shield of Florida, Inc.
     4800 Deerwood Campus Parkway
     Jacksonville, Florida 32246

     a Florida corporation, and

     HEALTH OPTIONS, INC.
     Corporate Offices at
     4800 Deerwood Campus Parkway
     Jacksonville, Florida 32246

     a Florida corporation, and

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     OptionCare Enterprises, Inc
     d/b/a OptionMed
     100 Corporate North, Suite 212
     Bannockburn, Illinois 60015

     hereinafter referred to as "PHARMACY".

     As used herein, the term "COMPANIES" shall be deemed to refer both to BCBSF and HEALTH OPTIONS collectively, and to each of them individually, unless specifically states or required by the context to be otherwise.

1.1 AVERAGE WHOLESALE PRICE (AWP) means the wholesale price of a drug or supply at the time of purchase as defined by the latest edition of the drug file utilized by the Designated Administrator. The price shall be based on the National Drug Code (NDC) number of the container from which the drug or supply was dispensed.

1.2 CHARGE; COPAYMENT means the amount(s) required to be paid by a Member in accordance with the requirements set out in the applicable Health Benefits Contract or Health Services Agreement.

1.3 COVERED PRESCRIPTION means a prescription of a Legend Drug or a supply that a Member is entitled to receive under applicable Health Benefits Contract or Health Services Agreement. The term "Covered Prescription" does not include, and in no event will payment be made for, any prescription to which a Member is not entitled to payment under the applicable Health Benefits Contract or Health Services Agreement, and endorsements thereto.

1.4 COVERED MEMBER, MEMBER, BCBSF MEMBER, AND HEALTH OPTIONS' MEMBER means an individual or dependent of an individual who, as determined by COMPANIES, is eligible to receive services from PHARMACY by virtue of this Agreement and is properly enrolled: (a) under a Health Benefits Contract or Health Services Agreement with COMPANIES, and/or affiliates or subsidiary of either; (b) under a Health Benefits Contract or Health Services Agreement with a health plan that is participating in a national network of Blue Cross and Blue Shield organizations, including health maintenance organizations; (c) under a self-insurance agreement administered by COMPANIES, and/or an affiliate or a subsidiary of either; (d) under a health plan entitling the individual to receive benefits under the federal Medicare program and is approved by the Health Care Financing Administration as being entitled to receive benefits under a Medicare risk contract (in lieu of benefits otherwise available under the federal Medicare program and under any supplemental Medicare policies), and/or (e) in another health plan which has reciprocity or an agreement with COMPANIES, and/or affiliates, or a subsidiary of either, for the provision of health care services to its Members by COMPANIES. PHARMACY shall be furnished Member eligibility information by COMPANIES' Designated Administrator. Additionally, as determined by COMPANIES, COVERED MEMBER, MEMBER, BCBSF' MEMBER, AND HEALTH OPTIONS' MEMBER shall mean an individual who is eligible to receive services from PHARMACY by virtue of this Agreement and his or her status as an

                                      2
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         employee of a participating employer that has entered into a workers'
         compensation managed care arrangement with COMPANIES, and/or affiliates or a subsidiary of either.

1.5 COVERED QUANTITY means a quantity of a Covered Prescription which is prescribed in accordance with the requirements set out in applicable Health Benefits Contract or Health Services Agreement.

1.6 COVERED REFILLS means refills of a Covered Quantity of a Covered Prescription as allowed by law and authorized by a prescribing physician.

1.7 DESIGNATED ADMINISTRATOR means the entity with which COMPANIES contract to perform various administrative services as such relates to COMPANIES' programs for the purchase of prescription drugs.

1.8 DRUG FORMULARY means a select list of prescription drugs which are available to Member(s) through the Participating Pharmacy in accordance with the Health Benefits Contract or Health Services Agreement. The Drug Formulary may be updated for time to time.

1.9 HEALTH BENEFITS CONTRACT means a Contract, endorsement, or other agreement which, by its terms, provides coverage for health care services and/or supplies to Members. This may include, but is not limited to, group or individual Comprehensive, Preferred Provider Organization ("PPO"), Point of Service, or Medicare Supplement contracts.

1.10 HEALTH SERVICES AGREEMENT means a HEALTH OPTIONS Health Services Agreement or other agreement which, by its terms, arranges for the delivery of health care services and/or supplies to Members.

1.11 LEGEND DRUG means a drug which in accordance with federal law can be dispensed only pursuant to a prescription and which is required by law to bear the legend, "Caution - Federal law prohibits dispensing without prescription," or other similar language.

1.12 MAXIMUM ALLOWABLE COST (MAC) PRICE means the upper limit reimbursement for a multiple source prescription drug at the time of processing.

1.13 NEGOTIATED RATE means the cost of the covered prescription based on the rate negotiated between COMPANIES and PHARMACY as stated in section IX.

1.14 OVER THE COUNTER (OTC) DRUG means a medication which by state or federal law does not require a prescription.

1.15 PARTICIPATING PHARMACY means a pharmacy that has entered into an agreement either with COMPANIES, or through an agreement with a third party, to provide Covered Prescriptions to Members according to the applicable Health Benefits Contract or Health Services Agreement.

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1.16     PARTICIPATING PHYSICIAN means a physician who is authorized to provide medical services to Members pursuant to a written agreement with COMPANIES, and their affiliates and/or subsidiaries.

1.17 USUAL AND CUSTOMARY CHARGE means the customary dollar amount charged (including any applicable PHARMACY discount programs) for a covered drug or supply to customers not covered under a third party payor program in which PHARMACY participates.

II.      INDEPENDENT RELATIONSHIP

2.1 In the performance of the obligations of this Agreement, regarding any services rendered to, or performed on behalf of, Members by either party or its agents, servants or employees, each party is at all times acting and performing as an independent contractor with respect to the other party, and no party shall have or exercise any control or direction over the method by which the other party shall perform such work or render or perform such services and functions. It is further expressly agreed that no work, act, commission or omission of any party, its agents, servants or employees, pursuant to the terms and conditions of this Agreement, shall be construed to make or render any party, its agents, servants or employees, an agent, servant, representative, or employee of, or joint venturer with, the other party.

2.2 PHARMACY hereby expressly acknowledges its understanding that this Agreement constitutes a contract between PHARMACY and COMPANIES, that BCBSF is an independent corporation operating under a license with Blue Cross and Blue Shield Plans, permitting BCBSF to use the Blue Cross and or Blue Shield Service Mark in the States of Florida and Alabama, that HEALTH OPTIONS is an independent corporation operating under a license or sublicense with the Blue Cross and Blue Shield Association (the "Association"), an association of independent Blue Cross and Blue Shield Plans, permitting HEALTH OPTIONS to use the Blue Cross and/or Blue Shield Service Mark in the States of Florida and Alabama, and that COMPANIES are not contracting as agents of the Association, PHARMACY further acknowledges and agrees that it has not entered into this Agreement based upon representations by any person other than COMPANIES and that no person, entity, or organization other than COMPANIES shall be held accountable or liable to PHARMACY for any of COMPANIES' obligations to PHARMACY created under this Agreement. This paragraph shall not create any additional obligations whatsoever on the part of COMPANIES other than those obligations created under other provisions of this agreement.

III.     SERVICE AVAILABILITY

3.1 PHARMACY shall be a provider of pharmacy services restricted to non-compounded member administered injectable medications to Covered Members pursuant to the terms of this Agreement, and delivered to location requested by member from THE LOCATIONS SHOWN ON EXHIBIT A. PHARMACY shall notify COMPANIES in writing of significant changes in operating hours of PHARMACY, or of locations, within a reasonable period of time from occurrence.

3.2 In the event that an individual presents a prescription to be filled by PHARMACY and shows evidence of being a Member, but the individual's name does not appear on the most current

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         eligibility information furnished to PHARMACY, PHARMACY will: (1) call a designated COMPANIES office and request verbal confirmation, and if confirmation is then received, COMPANIES will be responsible for payment; or (2) if not so confirmed, collect cash and provide the individual with a receipt; or (3) fill the prescription under the Program, and assume the risk if the individual is determined to be ineligible.

IV.      PROFESSIONAL JUDGMENT

4.1 PHARMACY reserves the right to refuse to compound or dispense any prescription in the exercise of its pharmacists' professional judgment; provided, however, that PHARMACY shall remain solely liable to any and all persons and/or entities resulting therefrom.

V.       GENERIC SUBSTITUTION AND DRUG FORMULARY COMPLIANCE

5.1 PHARMACY will promote and, where not specifically prohibited by a prescribing physician, utilize generic products to the greatest extent possible. All generic products utilized must be in compliance with applicable federal and state requirements including those of the Federal Food and Drug Administration. COMPANIES will encourage Participating Physicians to permit generic substitution as a means of cost containment whenever, in the judgement of such physicians, such substitution would not jeopardize the health of his or her patients. It is acknowledged that, in addition to any other copayment amounts, Members may be responsible for the difference between the price of the generic drug and the price of the brand drug, as such may be required in applicable Health Benefits Contracts or Health Services Agreements.

5.2 PHARMACY, when providing services under this Agreement, agrees to utilize the COMPANIES Drug Formularies.

VI.      ON-LINE PROCESSING

6.1 Pharmacy shall submit all claims for Covered Prescriptions provided under this Agreement on-line (i.e. electronic) to the Designated Administrator within 14 days of dispensing, including claims where the Negotiated Rate or the Usual and Customary Charge is less than the applicable copayment. On-line claims shall include the PHARMACY'S Usual and Customary Charge.

6.2 PHARMACY shall utilize on-line processing capabilities that are compatible with COMPANIES' Designated Administrator. Pharmacy shall file all claims for any Member whose Health Benefits Contract contains a Copayment arrangement for covered Prescriptions. Pharmacy shall provide all Members whose Health Benefits Contract does not contain a Copayment arrangement with a receipt containing all applicable information required on COMPANIES' Drug Claim Form, including the Pharmacy's Charge as defined by this agreement.

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VII.     REPRESENTATIONS OF PHARMACY

         PHARMACY represents and agrees:

7.1 That it has and shall, during each term of this Agreement, maintain in full force and effect, all licenses, permits, certifications, and other approvals required under federal, state and/or local law in regard to providing services in accordance with this Agreement.

7.2 That all personnel who are employed by PHARMACY, directly or indirectly, to compound, dispense or otherwise provide Covered Prescriptions or Covered Refills to Members possess any and all licenses, permits, certifications and regulatory approvals required by law; that all such personnel shall perform only those services which they are legally authorized and permitted to perform; and that all such personnel shall perform their duties in accordance with all local, state and federal licensing requirements, as well as national, state and county standards of professional ethics and practice as may be applicable.

VIII.    TERM AND TERMINATION

8.1 This Agreement shall become effective as of the effective date appearing on the signature page hereof, and shall continue in effect until the date shown on such signature page as the initial termination date. Thereafter, this Agreement shall continue in effect from year to year from such initial termination date unless terminated by the mutual written agreement of the parties. Notwithstanding the foregoing, and notwithstanding any other provisions of this Agreement, either party may terminate this Agreement at any time by giving at least ninety (90) days prior written notice of such termination to the other party.

8.2 Subject to the requirements of Sections 8.3 and 8.4 directly below, COMPANIES or PHARMACY may terminate this Agreement immediately at any time if the other party fails to have all applicable licenses or the full amount of insurance coverage required under the provisions of
         Section XIII ("Insurance"). In addition, either party may terminate this Agreement immediately at any time for cause. For purposes of this Agreement, "cause" shall include a material breach of an obligation to be performed hereunder, or a finding that there was fraud, and/or a conviction of a felony, by a party or any individual affiliated with PHARMACY who provides or arranges the provision of services to Members. Further, COMPANIES may terminate this Agreement immediately at any time if COMPANIES determine that Member dissatisfaction exists with respect to services provided by PHARMACY. Termination shall have no effect upon the rights and obligations of the parties arising out of any transactions occurring prior to the effective date of such termination.

8.3 RIGHT OF DEPARTMENT OF INSURANCE TO ORDER CANCELLATION. As required under FLORIDA STATUTES Section 641.234, the Department of Insurance may order HEALTH OPTIONS to cancel this Agreement, if it determines that the fees to be paid by HEALTH OPTIONS are so unreasonably high as compared with similar contracts entered into by HEALTH OPTIONS or as compared with similar contracts entered into by other health maintenance organizations in similar circumstances, such that this Agreement is detrimental to the subscribers,

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stockholders, investors, or creditors of HEALTH OPTIONS, This agreement shall be canceled upon issuance of such order by the department pursuant to this section.

8.4 As required under FLORIDA STATUTES Section 641.315, PHARMACY shall provide sixty (60) days' advance written notice to HEALTH OPTIONS and the Department of Insurance at the addresses listed in the "Notice" section of this Agreement before canceling this Agreement with HEALTH OPTIONS for any reason. Nonpayment for goods or services rendered by the PHARMACY to HEALTH OPTIONS or any of its Members shall not be a valid reason for avoiding such 60-day advance notice of cancellation. Upon receipt by HEALTH OPTIONS of a 60-day cancellation notice, HEALTH OPTIONS may, if requested by the PHARMACY, terminate the contract in less than sixty (60) days if HEALTH OPTIONS is not financially impaired or insolvent.

8.5 As required under FLORIDA STATUTES Section 641.315, HEALTH OPTIONS shall provide sixty (60) days' advance written notice to PHARMACY and the Department of Insurance at the addresses listed in the "Notice" section of this Agreement before canceling, without cause, this Agreement with PHARMACY, except in such cases where a Member's health is subject to imminent danger.

8.6 HEALTH OPTIONS and PHARMACY hereby acknowledge and agree that the provisions of 8.4 and 8.5 above do not relieve either party of any of its other obligations under this Agreement that are not inconsistent with the foregoing, including without limitation any obligation either party has to provide more than sixty (60) days' notice of cancellation of this Agreement, to the other party.

IX.      PAYMENT TO PHARMACY

9.1 COMPANIES PAYMENT. Subject to the restrictions set forth in this Agreement, Pharmacy shall charge, and be paid by COMPANIES, for Members enrolled in PPO, HMO, Point of Service, Comprehensive or Major Medical Health Benefits Contract for each Covered Quantity of a Covered Prescription or Covered Refill properly dispensed by PHARMACY the lesser of: (i) PHARMACY'S Usual and Customary Charge; or (ii) as to brand name products, the Average Wholesale Price (AWP) less 13%; as to generic products, the COMPANIES MAC Price plus dispensing fee of $2.50, less the Copayment or other charge liability of Member as set forth in
         Section X of this Agreement. COMPANIES shall supply PHARMACY current MAC Prices upon request. Any other pharmacy charges shall be agreed upon by the parties in writing and may become an addendum to this Agreement if so designated in writing. Payment to PHARMACY may be made by COMPANIES through COMPANIES' Designated Administrator who shall have the responsibility to process Member claims and who will make payment to PHARMACY. Payment(s) by such Designated Administrator shall, however, be conditioned upon Administrator's receipt from PHARMACY of all information designated by COMPANIES or Administrator as a condition precedent to payment to PHARMACY.

9.2 In the event of any overpayment, duplicate payment, or other payment of an amount in excess of that to which PHARMACY is entitled, COMPANIES may, in addition to any other remedy, recover the same by way of offsetting the amounts overpaid against current and future amounts due to PHARMACY and/or seeking an immediate refund of the amount deemed by COMPANIES to be an overpayment from PHARMACY.

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9.3      Pursuant to paragraph VI hereof, all claims must be submitted on-line within fourteen (14) days of the date a covered prescription is dispensed even if the prescription cost is less than the Copayment. Failure to submit claims within fourteen (14) days shall result in non-payment by COMPANIES. PHARMACY acknowledges that member shall not be liable for payment for such claims which are not timely submitted.

X.       COPAYMENTS; OTHER CHARGES

10.1 At the time of receipt of the Covered Prescription or Covered Refill, a Member may be required, in accordance with applicable COMPANIES' Agreements, to pay PHARMACY a Copayment or other charge(s) for each Covered Quantity of a Covered Prescription or Covered Refill. The amount of such Copayment or other charge(s) shall be the amount set out in the applicable Health Benefits Contract or Health Services Agreement. PHARMACY shall have full responsibility for the collection of such Copayment(s) as well as any other charge(s) set out in the applicable Health Benefits Contract or Health Services Agreement.

         Any such payment shall not be affected by any discount, coupon, or other promotional allowance that may be in existence at the time of such payment. PHARMACY shall not receive any payment or credit for any reduction of a Member's payment resulting from any discount, coupon, or other promotional allowance. Members, in addition to Copayment responsibility, also shall be responsible for charges for any items or services that are not the responsibility of COMPANIES, including charges for quantities of Covered Prescriptions or Covered Refills which are (1) dispensed prior to a Member's satisfaction of his or her deductible obligations as are set forth in the applicable Health Benefits Contract or Health Services Agreement; or, (2) are in excess of applicable Covered Quantities. PHARMACY shall not receive any payment or credit from COMPANIES for charges for any items or services that are dispensed contrary to this section.

XI.      MEMBER NON-LIABILITY

11.1 PHARMACY hereby agrees that in no event including, but not limited to, non-payment by COMPANIES, insolvency of COMPANIES, or breach of this Agreement, shall PHARMACY bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Member or persons other than COMPANIES acting on the Member's behalf, for services provided pursuant to this Agreement. This provision shall not prohibit collection of supplemental charges or Copayments in accordance with the terms of the applicable Health Benefits Contract or Health Services Agreement.

11.2 PHARMACY further agrees that: (1) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of COMPANIES' Members; and that, (2) this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between PHARMACY and any Member or persons acting on such Member's behalf.

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XII.     COORDINATION OF BENEFITS

12.1 Pharmacy agrees to cooperate fully with the coordination of benefits procedures of COMPANIES then in effect.

XIII.    INSURANCE

13.1 PHARMACY, at its sole cost and expense, shall procure and maintain such policies of general and professional liability insurance and such other insurance as shall be necessary to insure it and its employees against any claim or claims for damages arising out of, or related to, alleged personal injuries or death resulting from the performance or non-performance of services and activities of PHARMACY or its employees, or the use of any facilities, equipment or supplies provided by PHARMACY. Each of such policies shall be in amounts acceptable to COMPANIES. PHARMACY shall furnish COMPANIES reasonable proof of such insurance as may be requested upon execution of this Agreement and/or at any reasonable time thereafter, and shall notify COMPANIES in writing at least thirty (30) days prior to the termination or any reduction of such coverage. The failure to give such notice, or the absence of such coverage, is grounds for immediate termination of this Agreement.

XIV.     COOPERATION WITH COMPANIES

14.1 PHARMACY agrees to cooperate with COMPANIES fully in connection with the conducting by COMPANIES of their credentialing activities, peer review activities, utilization management programs, drug use evaluation programs, complaint resolution processes, and quality management programs which COMPANIES establish to the extent that such programs relate to pharmacy services and/or supplies to be provided in accordance with this Agreement, and in connection with its regular audit activities. In connection therewith, PHARMACY will allow employees, agents, and/or independent contractors retained by COMPANIES for the performance of such activities, access to records pertaining to Members at reasonable times, consistent with applicable Florida law. PHARMACY will comply with all reasonable requirements and policies of COMPANIES used in administering such activities and/or programs and, further, shall comply with administrative policies and procedures that are used by COMPANIES in conducting their business operations. COMPANIES shall not be subject to liability to PHARMACY as a result of conducting such activities or programs, provided that COMPANIES have acted in good faith.

14.2 PHARMACY agrees to comply with the specific Performance Standards set out in Exhibit B.

14.3 PHARMACY and COMPANIES agree to make all reasonable efforts, consistent with advice of counsel and the requirements of applicable insurance policies and carriers, to coordinate the defense of all claims in which the other is either a named defendant or has a substantial possibility of being named.

XV.      MEMBER GRIEVANCE RESOLUTION PROCEDURE(S)

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15.1     PHARMACY acknowledges that COMPANIES, in and pursuant to their various agreements with groups and individuals to provide prepaid health care, have established a grievance resolution procedure which provides a meaningful process for hearing and resolving disputes arising thereunder, involving Members, COMPANIES, Participating Providers and/or PHARMACY. A copy of the applicable grievance resolution procedure will be made available to PHARMACY upon reasonable request. The parties agree that any complaint, grievance or claim asserted pursuant to such grievance resolution procedure shall be resolved in accordance with such grievance resolution procedure and that they will comply with reasonable requests from COMPANIES to assist in resolving such disputes and will comply with all final determinations made through the grievance procedure.

XVI.     DISPUTE RESOLUTION; ARBITRATION

16.1 Both parties agree to meet and confer in good faith to resolve any controversy or claim arising out of or relating to this Agreement or the breach thereof; provided, however, that the foregoing shall in no way be construed in a manner that would modify or limit the rights and obligations of the parties under Section VIII above with respect to termination of this Agreement. Unless otherwise prohibited by law, any such controversy or claim which cannot be so resolved shall be submitted to binding arbitration. Unless the parties agree in writing to modify the procedure for such arbitration, the following procedure shall be followed: Arbitration may be initiated by either party making a written demand for arbitration on the other party within a reasonable time from the date the claim, dispute, or controversy arose, but in no event later than the date legal proceedings would be barred by the applicable statute of limitations. The party making such demand shall designate a competent and disinterested arbitrator in such written demand. Within thirty (30) days of that demand, the other party shall designate a competent and disinterested arbitrator and give written notice of such designation to the party making the initial demand for arbitration. Within thirty (30) days after such notices have been given, the two arbitrators so designated shall select a third competent and disinterested arbitrator and give notice of the selection to both parties. If the two arbitrators designated by the parties are unable to agree on a third arbitrator within thirty (30) days, then upon request of either party such third arbitrator shall be selected by a Circuit Judge in the county in which arbitration is pending. The arbitrators shall then hear and determine the question or questions in dispute, and the decision in writing of any two arbitrators shall be binding upon the parties. The arbitration shall be held in the State of Florida at a location to be designated by the party not making the initial demand for arbitration. Unless the parties otherwise agree, the arbitration shall be conducted in accordance with the rules governing procedure and admission of evidence in the courts of the State of Florida. Each party shall pay its chosen arbitrator and shall bear equally the expense of the third arbitrator and all other expenses of the arbitration, provided that attorney's fees and expert witness fees are not deemed to be expenses of arbitration but are to be borne by the party incurring them. Except as otherwise provided in this Agreement, arbitration shall be governed by the provisions of the Florida Arbitration Code.

XVII.    LISTING, ADVERTISING AND PROMOTION

17.1 PHARMACY agrees that COMPANIES may identify PHARMACY as a provider of services to COMPANIES and also agrees that COMPANIES may advertise, publicize, and otherwise

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         promote their relationship with PHARMACY to potential and existing
         Members in accordance with COMPANIES' marketing program. COMPANIES may list the name, address, telephone number of PHARMACY, and a description of its facilities and services, in COMPANIES' directories or other lists of providers of services. COMPANIES further agree that, except as provided in the foregoing sentence, the name, symbols, trademarks, trade names, and service marks of each party, whether presently existing or hereafter established, are proprietary; and each party reserves to itself the right to the use and control thereof. In addition, except as provided in the first sentence hereof, neither party shall use the other party's name, symbols, trademarks or service marks in advertising or promotional materials or otherwise without the prior written consent of that party and shall cease any such usage immediately upon written notice of the party or upon termination of this Agreement, whichever is sooner.

XVIII.   MAINTENANCE AND INSPECTION OF RECORDS; CONFIDENTIALITY

18.1 PHARMACY agrees to maintain adequate business and medical records in English relating to the provision of Covered Services to Members during the term of this Agreement for a period not less than seven (7) years of the record's creation.

18.2 PHARMACY and COMPANIES agree that all Member medical records shall be treated as confidential so as to comply with all state and federal laws regarding the confidentiality of patient records. However, COMPANIES and any COMPANIES Affiliate, subject to applicable laws, shall have access to, and shall have the right upon request to inspect and, at its own expense, copy, at all reasonable times, any accounting, administrative, and medical records maintained by PHARMACY pertaining to COMPANIES, relating to Covered Services provided to Members, and to PHARMACY's participation hereunder. In addition, PHARMACY will allow inspection of books and records related to PHARMACY's dealings with COMPANIES by COMPANIES, by authorized state agencies, and by the Department of Health and Human Services and the Comptroller General of the United States or their duly authorized representatives; provided, however, that, whenever feasible, PHARMACY shall notify COMPANIES prior to releasing information to any agency or entity other than COMPANIES.

18.3 This section shall not be interpreted to place any obligation on PHARMACY that would cause PHARMACY to act or otherwise be in violation of applicable state or federal law.

18.4 Pharmacy shall maintain a signature log at each pharmacy location. Each Covered Member or his or her authorized agent who receives a Covered Prescription shall be required to sign the log, acknowledging the date the Covered Prescription is received, the prescription number and whether the prescription is for a work-related injury or illness, if so required by state and/or federal regulation.

XIX.     ACCESS TO MEDICAL RECORDS

19.1 Until expiration of six (6) years after the furnishing of services pursuant to this Agreement, PHARMACY shall make available, upon written request, to the Secretary of the Department of Health and Human Services, to the Comptroller General, or to any other applicable governmental authority, this Agreement and books, documents and records of PHARMACY that are required by such authorities in order to certify the nature and extent of costs incurred with respect to any services furnished for which payments may be made under the Medicare and Medicaid programs. If PHARMACY carries out any of the duties of this Agreement through a subcontract, having a value or a cost of $10,000 or more over a twelve month period, such subcontract shall incorporate by reference all terms and conditions required of such a clause whereby, until expiration of six (6) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request, to the Secretary of the Department of Health and Human Services, to the Comptroller General, or to their duly authorized representatives, the subcontract, and the books, documents and records of such organization that are necessary to verify the nature and extent of costs incurred with respect to any services furnished for which payments may be made under the Medicare or Medicaid programs. Further, PHARMACY specifically acknowledges that, and agrees to inform any subcontractor who performs any of the obligations of PHARMACY under this Agreement that, payments received under this Agreement may, in whole or part, be Federal funds.

XX.      ASSIGNMENT AND DELEGATION

20.1 Neither party may assign any rights or delegate any duties or obligations under this Agreement, or transfer this Agreement in any manner, without the express written approval of a duly authorized representative of the other party, and any such attempted assignment, delegation or transfer in violation of this provision shall be void; provided, however, that COMPANIES expressly reserve the right to assign any and all of their rights, and to delegate any and all of their duties and obligations hereunder, and to in any manner transfer this Agreement, to a COMPANIES Affiliate, provided that COMPANIES shall notify PHARMACY of any such assignment, delegation or transfer in writing at least thirty (30) days prior thereto.

XXI.     YEAR 2000 COMPLIANCE WARRANTY AND INDEMNIFICATION

21.1 PHARMACY specifically acknowledges that it has, or will have, in place an appropriate management plan to, when necessary, modify, in order to be "Year 2000 Ready", the operation of its computer systems and equipment necessary for it to provide services to be delivered under this Agreement and, as a consequence: (i) such systems and equipment will not materially malfunction when transitioning from December 31, 1999 to January 1, 2000 or from twentieth century dates to twenty-first century dates; and/or (ii) even if such systems and equipment malfunction when making such date transition, PHARMACY will have in place a contingency plan permitting it to continue to materially comply with its obligations under this Agreement notwithstanding any such computer system/equipment malfunction."

XXII.    GENERAL PROVISIONS

22.1 AMENDMENT: This Agreement or any part of it may be amended at any time during the term of the Agreement by mutual consent in writing of duly authorized representatives of the parties except that COMPANIES may unilaterally amend this Agreement by giving ninety (90) days written notice of a proposed amendment to PHARMACY. If PHARMACY does not make a written objection to COMPANIES within ninety (90) days after receipt of notification of proposed amendment, the amendment will be deemed acceptable. Provided, however, that any change (including any addition and/or deletion) to any provision or provisions of this Agreement that is required by duly enacted federal or Florida legislation, or by a regulation or rule finally issued by a regulatory agency pursuant to such legislation, rule or regulation, will be deemed to be part of this Agreement without further action required to be taken by either party to amend this Agreement to effect such change or changes, for as long as such legislation, regulation or rule is in effect.

22.2 APPLICABLE LAW: The validity of this Agreement and of any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be interpreted and enforced pursuant to and in accordance with the laws of the State of Florida.

22.3 ATTORNEY FEES: ENFORCEMENT COSTS: Except in the case of arbitration proceedings referred to above, or if the parties otherwise agree in writing, if any permitted legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees, court costs, and other reasonable expenses incurred in connection with maintaining or defending such action or proceeding, as the case might be, including any such attorney's fees, costs, or expenses incurred on appeal, in addition to any other relief to which such party or parties may be entitled.

22.4 BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the parties, their successors, and their permitted assigns, unless otherwise set forth herein or agreed to by the parties in writing.

22.5 CONFIDENTIALITY OF CONTRACT TERMS AND MEMBER LISTINGS: PHARMACY acknowledges and agrees that the reimbursement rates paid by COMPANIES, and other aspects of this Agreement, including, without limitation, any and all membership listings provided to Provider by COMPANIES, are competitively sensitive. PHARMACY will not disclose such rates, membership listings, and other aspects of this Agreement, to third parties, except upon the prior written authorization of COMPANIES.

22.6 ENFORCEABILITY: In the event any provision of this Agreement is rendered invalid or unenforceable by a valid Act of Congress or of the Florida Legislature or by any regulation duly promulgated by officers of the United States or of the State of Florida acting in accordance with law, or declared null and void by any court of competent jurisdiction, the remainder of the provisions of this Agreement shall remain in full force and effect.

22.7 ENTIRE AGREEMENT: SIGNATURES REQUIRED: This Agreement, which shall be deemed to include all attachments, amendments, exhibits, addenda, and schedules, if any, contains the entire Agreement between the parties. Any prior agreements, promises, negotiations or representations, either oral or written, relating to the subject matter of this Agreement and not expressly set forth in this Agreement are of no force or effect. This Agreement will be effective and binding on the parties only if the duly authorized signatures of the parties are affixed hereto where indicated on the signature page below, and not otherwise.

22.8 HEADINGS: The headings of sections contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

22.9 LIMITATIONS ON LIABILITY: Although this Agreement contemplates services for Members, the parties reserve the right to amend or terminate this Agreement without notice to, or consent of, any such Member. Subject to the provisions of Section XI (Member Non-Liability for Payment), no persons or entities except for COMPANIES and PHARMACY are intended to be or are, in fact, beneficiaries of this Agreement; and its existence shall not in any respect whatsoever increase the rights of any Member or other third party, or create any rights on behalf of any Member or other third party vis-a-vis either of the parties. Furthermore, nothing in this Agreement shall impose upon COMPANIES any obligation to render any health care services. COMPANIES shall not be responsible for any act, omission, or default of any hospital, physician or other independent contractor, or for any negligence, misfeasance, malfeasance or nonfeasance of any other independent contractor. PHARMACY shall not be responsible for any act, omission, or default of COMPANIES, or for any negligence, misfeasance, malfeasance, or nonfeasance of COMPANIES. No provision of this Agreement shall be deemed to constitute an agreement by either party to indemnify or hold harmless any other person or entity, whether or not a party hereto.

22.10 NON-DISCRIMINATION: In carrying out their obligations under this Agreement, PHARMACY shall not discriminate against any Member on a basis of race, color, religion, sex, national origin, marital status, or physical or mental handicap; nor shall PHARMACY knowingly contract with any person or entity which discriminates against any Member on any such basis.

22.11 NON-EXCLUSIVITY: The parties hereby acknowledge that this Agreement is not exclusive, and that each party may freely contract with any other person, firm or entity concerning the subject matter hereof.

22.12 SURVIVAL OF PROVISIONS UPON TERMINATION: Any provision of this Agreement which requires or reasonably contemplates the performance of obligations by either party after the termination of this Agreement shall survive such termination unless otherwise specifically provided herein.

22.13 WAIVER OF BREACH: Waiver of a breach of this Agreement shall not be deemed to be a waiver of any other breach and shall not bar any action for subsequent breach thereof.

XXIII.   NOTICES

23.1 Any notice required to be given pursuant to the terms and provisions of this Agreement shall be in writing, postage prepaid, and shall be sent (by certified or registered mail, return receipt requested, or by federal express or other overnight mail delivery for which evidence of delivery is obtained by the sender), to the address or addresses set forth below unless the sender has been otherwise instructed in writing or unless otherwise provided by law. The notice shall be deemed to be effective on the date indicated on the return receipt or, if no date is so indicated, then on the date of the notice.

         TO PHARMACY:

         Option Care Enterprises, Inc.
         100 Corporate North, Suite 212
         Bannockburn, Illinois 60015

         TO DEPARTMENT OF INSURANCE

         Bureau of Allied Lines
         Room 637, Larson Building
         200 East Gaines Street
         Tallahassee, Florida 32399-03

         To BCBSF and HEALTH OPTIONS:

         Blue Cross and Blue Shield of FL, Inc. and Health Options, Inc.
         Attn: Director of Pharmacy
         4800 Deerwood Campus Parkway
         Jacksonville, Florida 32246

         WITH A COPY TO:

         Blue Cross and Blue Shield of FL, Inc. and Health Options, Inc.
         Attn: Legal Affairs
         4800 Deerwood Campus Parkway
         Jacksonville, Florida 32246

     IN WITNESS WHEREOF, by placing their duly authorized signatures below, the parties hereby execute this Agreement and agree to be bound by its terms.

Effective Date: 3/8/2000

Initial Termination Date: 3/8/2001

                                      OPTION CARE ENTERPRISES, INC.
BCBSF, INC. AND HEALTH OPTIONS, INC.  dba OPTION MED
------------------------------------  -----------------------------
                                      PHARMACY (correct legal name)

By: /s/ Lawrence P. Tremonti          By: /s/ Michael A. Rusnak
      -----------------------------      ----------------------------
Name: Lawrence P. Tremonti            Name: Michael A. Rusnak
      -----------------------------        --------------------------
             (Print)                             (Print)

Title: VP                             Title: President & CEO
      -----------------------------        --------------------------

Date Signed: 3/8/00                   Date Signed: March 6, 2000
            -----------------------               -------------------

                   BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
                                       AND
                              HEALTH OPTIONS, INC.
                           PRESCRIPTION DRUG AGREEMENT

                                   EXHIBIT "A"

                               PHARMACY LOCATIONS

                                OptionCare, Inc.
                         8600 NW 17th Street, Suite #100
                              Miami, Florida 33126
                                 NABP # 1080340


                                 Page 1 Exhibit "A"

*A Confidential Treatment Request pursuant to Rule 24(B)-2 under the Securities Exchange Act Of 1934, as amended, for certain information in this document has been filed with the Securities and Exchange Commission. The information for which treatment has been sought has been deleted from such exhibit and the deleted text replaced by an asterisk (*).

                   BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
                                       AND
                              HEALTH OPTIONS, INC.
                   BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
                                       AND
                              HEALTH OPTIONS, INC.
                           PRESCRIPTION DRUG AGREEMENT

                                   EXHIBIT "B"

                              PERFORMANCE STANDARDS

*

                                 Page 1 Exhibit "B"